                                                                   EXHIBIT 10.17



                             COLLABORATION AGREEMENT


        THIS COLLABORATION AGREEMENT (this "AGREEMENT") is made effective as of the 11th day of August 2001 (the "EFFECTIVE DATE") by and between Hyseq, Inc., a corporation organized under the laws of Delaware, having offices at 670 Almanor Avenue, Sunnyvale, California 94085 USA ("HYSEQ"), and Kirin Brewery Company, Ltd., a corporation organized under the laws of Japan, having offices at 10-1, Shinkawa 2-chome, Chuo-ku, Tokyo 104-8288, Japan, ("KIRIN"). Hyseq and Kirin are sometimes referred to herein individually as a "PARTY" and collectively as the "PARTIES."

                                    RECITALS

        1. Hyseq owns or has rights under certain patents, patent applications, technology, know-how and other intellectual property relating to gene and protein discovery and expression, and may develop or acquire additional such rights.

        2. Kirin owns or has rights under certain patents, patent applications, technology, know-how and other intellectual property relating to gene and protein discovery and expression, and may develop or acquire additional such rights.

        3. The Parties wish to collaborate in the research and development of new protein, antibody and macromolecular therapeutics directed to human diseases, including, but not limited to, hematopoietic and inflammatory diseases, in accordance with the terms and conditions set forth herein.

        4. The Parties may also collaborate in the marketing and sale of certain products resulting from such research and development efforts in accordance with the terms and conditions set forth herein.

        In consideration of the premises and of the mutual covenants and obligations set forth herein, the Parties hereby agree as set out below.

                                    ARTICLE 1

                                   DEFINITIONS

        The following capitalized terms shall have the following meanings:

        1.1 "ADDITIONAL TECHNOLOGY" shall have the meaning set forth in Section 3.5.1.

        1.2 "AFFILIATE" means any individual, corporation, association or other business entity which directly or indirectly controls, is controlled by or is under common control with the Party in question. As used in this definition of "Affiliate" only, the term "control" means the direct or indirect ownership of more than fifty percent (50%) of the stock having the right to vote for directors thereof or the ability to otherwise control the management of the corporation or other business entity whether through the ownership of voting securities, by contract, resolution, regulation or otherwise; provided that, if local law requires a minimum percentage of local


CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ownership, control will be established by direct or indirect beneficial ownership of one hundred percent (100%) of the maximum ownership percentage that may, under such local law, be owned by foreign interests.

        1.3 "APPLICABLE LAWS" means all laws, statutes, ordinances, codes, rules and regulations which have been enacted by a governmental authority and are in force as of the Effective Date or come into force during the term of this Agreement, in each case to the extent that the same are applicable to the performance by the Parties of their respective obligations under this Agreement.

        1.4" APPROVAL APPLICATION" means any application necessary or appropriate to obtain a Regulatory Approval, together with all required documents, data and information concerning the New Product which is the subject of such application.

        1.5 "AUDITED PARTY" shall have the meaning set forth in Section 3.4.3.

        1.6 "AUDITING PARTY" shall have the meaning set forth in Section 3.4.3.

        1.7 "BANKRUPTCY CODE" shall have the meaning set forth in Section 11.10.

        1.8 "BENCH SCIENTIST" means, as to a Party, an employee of such Party having both an advanced scientific degree and the qualifications, skill and experience adequate for the tasks assigned to such employee by such Party in performance of the R&D Plan.

        1.9 "CHANGE OF CONTROL," as to a Party, means a change in Control of such Party by merger or reorganization, sale or other transfer of business and assets, sale or other transfer of capital stock, or similar transaction, whether in a single transaction or series of related transactions, as a result of which any Person (or any group of related Persons) that did not directly or indirectly Control such Party prior to the transaction (or series of transactions) thereafter directly or indirectly Controls such Party.

        1.10 "CONTROL" (including "Controlled," "Controls" and other forms) shall mean (except with respect to the definition of Affiliate), as to a Person:
(a) ownership or control, directly or indirectly, of more than fifty percent (50%) of the voting securities of the Person or, in the case of a noncorporate Person, equivalent interests or (b) the right or power to designate more than fifty percent (50%) of the governing authority (e.g., board of directors) of the Person (whether through management contract, voting rights agreement or similar means).

        1.11 "DEVELOPMENT CANDIDATE" means a specific molecule, such as a protein, antibody, or other macromolecule, selected and approved by the JRDC for R&D Work under the R&D Plan in accordance with the terms and conditions of this Agreement.

        1.12 "DEVELOPMENT FUNDING" shall have the meaning set forth in Section 3.2.

        1.13 "DEVELOPMENT WORK" shall have the meaning set forth in Section
2.1.1.

        1.14 "DISCLOSING PARTY" shall have the meaning set forth in Section 7.1.

        1.15 "DISPUTE" shall have the meaning set forth in Section 10.2.


CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        1.16 "EFFECTIVE DATE" shall have the meaning set forth in the first paragraph of this Agreement.

        1.17 "ENFORCING PARTY" shall have the meaning set forth in Section
5.5.4.

        1.18 "FIRST PARTY" shall have the meaning set forth in Section 5.1.6.

        1.19 "FTE" means the full time equivalent effort, for one calendar year, of one individual participating directly and substantially in R&D Work on behalf of a Party, or, in the case of less than a full-time dedicated scientific person, a full-time, equivalent scientific person year, based upon a total of fifty-two (52) weeks (i.e., two thousand eighty (2,080) hours) per year of such R&D Work on behalf of a Party. The Parties shall agree upon standard cost accounting procedures to determine FTE contributions properly allocable to the R&D Work.

         1.20 "FTE RATE" means Two Hundred Fifty Thousand Dollars ($250,000) per FTE, which rate shall apply to a Bench Scientist and remain fixed and in effect for the duration of the term of this Agreement, unless otherwise agreed upon by the Parties.

        1.21 "HYSEQ CLAIMS" shall have the meaning set forth in Section 9.2.

        1.22 "HYSEQ IMPROVEMENTS" means any improvements to or modifications of the Hyseq Technology, excluding Joint Inventions, by any Party or its Affiliates, either jointly or solely.

        1.23 "HYSEQ INDEMNIFIED PARTIES" shall have the meaning set forth in
Section 9.2.

        1.24 "HYSEQ TECHNOLOGY" means: all Patent Rights, all copyrights, trade secrets and all other intellectual property rights and interests of every nature (specifically including, but not limited to, unpatented inventions, ideas, data, know-how, methods, processes, biological material, reagents, software and trade secrets of any kind, and any other rights or interests in any Inventions) that are: (i) owned by Hyseq or any its Affiliates (to the greatest extent that Hyseq or its Affiliates has the right and authority to grant licenses as of the Effective Date) or, if not so owned, as to which Hyseq or any of its Affiliates otherwise has the right to grant licenses or sublicenses as of the Effective Date (subject to any limitations imposed by a Third Party license); (ii) necessary or useful to perform the R&D Work or to make, have made, use, sell, offer for sale and/or import Development Candidates or New Products; and (iii) as directed by the JRDC.

        1.25 "HYSEQ TERRITORY" means the countries and multinational jurisdictions listed in Exhibit A.

        1.26 "INDEMNIFIED PARTY" shall have the meaning set forth in Section
9.3.

        1.27 "INDEMNIFYING PARTY" shall have the meaning set forth in Section
9.3.

        1.28 "INFRINGEMENT" shall have the meaning set forth in Section 5.5.1.

        1.29 "INVENTIONS" means any and all creations, materials and information, in any tangible or intangible form whatsoever and whether or not patentable, relevant to or resulting from the research, discovery, development, manufacture or commercialization of protein or antibody


CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

therapeutics or diagnostics, including, without limitation, ideas, discoveries, inventions, practices, methods, techniques, specifications, formulations, formulas, knowledge, trade secrets, know-how, skill, experience, test data (including pharmacological, biological, chemical, biochemical, toxicological and clinical test data), analytical and quality control data, stability data, results of studies, databases, technical drawings, software, works of authorship and other related subject matter.

        1.30 "JOINT INVENTION" means any Invention (a) made in the course of performance of the R&D Work or commercialization of a New Product, (b) by one or more employees, agents or contractors of Hyseq or its Affiliates and/or Kirin or its Affiliates, and (c) which comprises, or which is required to make, use, sell, offer for sale or import, a Development Candidate or a New Product.

        1.31 "JOINT PATENTS" means, subject to Section 5.1.6, all Patent Rights that claim, cover or are directed to Joint Inventions and Other Joint Inventions.

        1.32 "JRDC" shall have the meaning set forth in Section 2.1.2.

        1.33 "KIRIN CLAIMS" shall have the meaning set forth in Section 9.1.

        1.34 "KIRIN IMPROVEMENTS" means any improvements to or modifications of the Kirin Technology, excluding Joint Inventions, by any Party or its Affiliates, either jointly or solely.

        1.35 "KIRIN INDEMNIFIED PARTIES" shall have the meaning set forth in
Section 9.1.

        1.36 "KIRIN TECHNOLOGY" means: all Patent Rights, copyrights, trade secrets and all other intellectual property rights and interests of every nature (specifically including, but not limited to, unpatented inventions, ideas, data, know-how, methods, processes, biological material, reagents, software and trade secrets of any kind, and any other rights or interests in any Inventions) that are: (i) owned by Kirin or any its Affiliates (to the greatest extent that Kirin or its Affiliates has the right and authority to grant licenses as of the Effective Date) or, if not so owned, as to which Kirin or any of its Affiliates otherwise has the right to grant licenses or sublicenses as of the Effective Date (subject to any limitations imposed by a Third Party license); (ii) necessary or useful to perform the R&D Work or to make, have made, use, sell, offer for sale and/or import New Products and (iii) as directed by the JRDC.

        1.37 "KIRIN TERRITORY" means the countries and multinational jurisdictions listed in Exhibit B.

        1.38 "NET SALES" means the gross amount billed or invoiced by a Party or its Affiliates or any of their Sublicensees for the sale or other disposition of a New Product, less the following deductions: (a) discounts, chargebacks, allowances for bad debts or uncollectible amounts (other than as described in (d) below) and other allowances actually taken, (b) sales, use, value added and excise taxes, import and customs duties, tariffs, and any other similar taxes, duties or tariffs, to the extent actually paid by the selling party, (c) freight, insurance, packaging costs and other transportation charges to the extent added to the sales price, and (d) amounts repaid or credits taken by reason of rejections, defects or returns or because of retroactive price reductions or due to recalls or government laws or regulations requiring rebates. "Net Sales" does not include amounts for any


CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

New Product furnished to a Third Party for which payment is not intended to be received in good faith, including, but not limited to, New Products used in clinical trials and New Products distributed as promotional and free goods. Furthermore, "Net Sales" excludes amounts from sales or other dispositions of New Products between a Party and any of its Affiliates or between a Party (or any of its Affiliates) and its Sublicensees, solely to the extent that such entity purchasing the New Product resells such New Products to a Third Party.

        1.39 "NEW PRODUCT" means any protein, antibody, or macromolecular therapeutic or diagnostic product directly resulting from the Development Work hereunder, including, without limitation, any Development Work performed with respect to a Development Candidate.

        1.40 "OTHER JOINT INVENTION" means any Invention made in the course of performance of the R&D Work or commercialization of New Products by the employees, agents or contractors of Hyseq or its Affiliates and/or Kirin or its Affiliates but excluding Joint Inventions, Hyseq Improvements, and Kirin Improvements.

        1.41 "OTHER TERRITORY" means all countries of the world excluding those countries in the Hyseq Territory or the Kirin Territory.

        1.42 "PATENT COSTS" means all preparation, filing, prosecution and maintenance out-of-pocket fees and expenses (including attorneys' fees), actually and reasonably incurred in connection with the establishment and maintenance of Patent Rights.

        1.43 "PATENT RIGHTS" means (a) all issued patents and inventor's certificates, and all patent applications throughout the world, including any renewal, division, continuation, continued prosecution application or continuation-in-part of any of such patents, certificates and applications, and any and all patents issuing in respect thereof; (b) any and all reissues, extensions, substitutions, confirmations, registrations, revalidations, revisions, renewals, reexaminations, foreign counterparts of and additions to any of the foregoing; and (c) all intellectual property rights and other proprietary rights in, to and under the foregoing.

        1.44 "PERSON" means any individual or legal entity.

        1.45 "PRIOR ART INVENTION" shall have the meaning assigned to it in
Section 5.1.6.

        1.46 "PROJECT YEAR" means a twelve (12) month period in which one or both Parties shall perform specific R&D Work approved by the JRDC under the R&D Plan. Each Project Year shall commence as of its applicable Project Year Commencement Date. For purposes of clarification, more than one Project Year may be in progress at any time, and no two Project Years shall necessarily have the same Project Year Commencement Date.

        1.47 "PROJECT YEAR COMMENCEMENT DATE," as to a Project Year, means the date specified by the JRDC in the R&D Plan for such Project Year.

        1.48 "R&D PLAN" shall have the meaning set forth in Section 2.1.1.

        1.49 "R&D WORK" shall have the meaning set forth in Section 2.1.1.


CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        1.50 "RECEIVING PARTY" shall have the meaning set forth in Section 7.1.

        1.51 "REGULATORY APPROVAL" means, with respect to a nation or, where applicable, a multinational jurisdiction, any approvals, licenses, registrations or authorizations necessary for the manufacture, marketing and sale of a New Product in such nation or jurisdiction.

        1.52 "RESEARCH FUNDING" shall have the meaning set forth in Section
3.1.1.

        1.53 "RESEARCH WORK" shall have the meaning set forth in Section 2.1.1.

        1.54 "RESPONSIBLE EXECUTIVE" shall have the meaning set forth in Section 10.2.

        1.55 "RIGHT" shall have the meaning set forth in Section 11.7.

        1.56 "SECOND PARTY" shall have the meaning set forth in Section 5.1.6.

        1.57 "SUBLICENSEE" means an authorized or permitted licensee or sublicensee of a Party or any of its Affiliates.

        1.58 "THIRD PARTY" means any Person other than Hyseq or Kirin or their respective Affiliates.

                                    ARTICLE 2

                            RESEARCH AND DEVELOPMENT

        2.1 JOINT RESEARCH AND DEVELOPMENT COMMITTEE.

               2.1.1 In accordance with the terms and conditions set forth below, the Parties shall conduct the research and development of Development Candidates ("R&D WORK") pursuant to a mutually agreed plan approved (and as amended from time to time) in accordance with this Article 2, including, at a minimum and without limitation, the subject matter set forth in Exhibit C (the "R&D PLAN"). The R&D Work shall consist of the two phases: (a) the discovery or optimization of potential Development Candidates (the "RESEARCH WORK"), and (b) the development of select Development Candidates into New Products (the "DEVELOPMENT WORK").

               2.1.2 Within ten (10) days after the Effective Date, each Party shall appoint three (3) individuals to serve as its representatives on a joint research and development committee (the "JRDC"). The JRDC shall formulate and approve the initial R&D Plan and, from time to time, any modifications or amendments thereto. The initial R&D Plan shall include, at a minimum and without limitation, the subject matter set forth in Exhibit C. The R&D Plan shall specify the R&D Work to be performed by the Parties and the Project Year Commencement Date therefor. Each Party shall have the right to change any or all of its representatives on the JRDC upon written notice to the other Party, provided that each Party shall appoint and maintain for the duration of the term of this Agreement at least one senior management representative on the JRDC.

               2.1.3 The JRDC shall have authority over the design, management and conduct of the R&D Work and, if applicable, the commercialization of New Products. The JRDC may appoint


CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

individuals to serve as representatives on subcommittees to assist the JRDC with respect to any particular subject matter of the R&D Plan and, if applicable, the commercialization of New Products, including, for example, product manufacturing, quality control and assurance, preclinical studies design, implementation and evaluation, clinical protocols design, implementation and evaluation, and regulatory affairs. Without limiting the generality of the foregoing, the JRDC shall have the sole authority to:

               (a) Develop and implement the R&D Plan, including, without limitation, go/no-go criteria, timelines and responsibilities with respect to the discovery, optimization and development of Development Candidates, which responsibilities may include [***];

               (b) Develop and implement the budget for the Research Funding and Development Funding;

               (c) Monitor and make recommendations regarding compliance of the Parties with the R&D Plan and the conduct of the R&D Work;

               (d) Develop and implement amendments and modifications to the R&D Plan;

               (e) Set priorities with respect to allocation of resources under the R&D Plan;

               (f) Review any and all proposed publications relating to the R&D Plan or activities with respect to a Development Candidate and the results therefrom, and any and all proposed filings of patent applications in connection therewith;

               (g) List on Exhibit D all Patent Rights identified by each Party that claim a Development Candidate or New Product, provided that any and all Patent Rights that claim a Joint Invention shall be deemed to be listed on Exhibit D;

               (h)    Direct prosecution of Joint Patents as provided in Section
                      5.4;

               (i) Determine and direct the licensing and/or disposition of any Joint Patents that claim Other Joint Inventions;

               (j) Select Development Candidates for Development Work and determine how such Development Work should occur;

               (k) Monitor and review pre-clinical and clinical trials of Development Candidates and Approval Applications for New Products;

               (l) Determine on an annual basis whether to continue or discontinue performance of the R&D Plan or any R&D Work thereunder;

               (m) Coordinate each Party's activities with respect to the commercialization of New Products, if applicable, and establish each Party's rights and obligations


CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                      with respect to the launch, promotion, marketing and sale of New Products in the Other Territory; and

               (n) Decide which Party or Parties shall manufacture each New Product, subject to a separate manufacturing agreement to be negotiated in good faith by each Party.

               2.1.4 During the term of this Agreement, and thereafter as set forth in Section 8.4.2, if applicable, the JRDC shall meet, in person or by telephone conference call, on an "as needed" basis (as determined by the JRDC) to review progress of the R&D Plan. The JRDC shall hold regular meetings, in person or by telephone conference call, as necessary, to discuss the progress of the R&D Work and any all Inventions resulting therefrom; provided that the JRDC shall meet at least one (1) time each quarter and shall hold at least two (2) in-person meetings per year, with at least one (1) in-person meeting being held at the offices of each Party each year. All decisions made or actions taken by the JRDC shall be made in writing, signed by a JRDC representative of each Party, and require the [***] of the Parties, with each Party entitled to [***] vote. Any decision of or action by the JRDC without the [***] of the Parties shall be null and void. A quorum of the JRDC shall consist of two members, provided that at least one member appointed by each Party is present. The JRDC shall keep meeting minutes and prepare a quarterly report for internal senior management review by the Parties. The host Party at each in-person meeting shall prepare the minutes for that meeting and the Parties will alternate preparing minutes for each meeting held via telephone or video conference. All disagreements arising out of the R&D Plan, R&D Work or prosecution of Patent Rights during the term of this Agreement shall be referred to the JRDC. If the JRDC is unable to resolve such disagreement within thirty (30) days, the matter shall be resolved in accordance with the procedures set forth in Article 10.

        2.2 RESPONSIBILITIES OF THE PARTIES.

               2.2.1 Each Party shall be solely responsible for all R&D Work assigned to such Party under the R&D Plan. If the R&D Plan fails to allocate responsibility for any R&D Work to a particular party, the JRDC shall promptly designate the responsible Party for such R&D Work. Each Party shall use [***] efforts to perform the R&D Work for which it is responsible. Without limiting the generality of the foregoing, each Party shall use [***] efforts to: (a) commit sufficient internal resources to perform the R&D Work, (b) make available to the other Party sufficient quantities of materials, as required under the R&D Plan, for such Party to perform the R&D Work, (c) commit sufficient resources to deliver and disclose technology (including trade secrets and know-how) required to be so delivered and disclosed to the other Party in accordance with the R&D Plan, (d) report all Inventions to the JRDC pursuant to Section 2.2.3, (e) carry out its responsibilities with respect to prosecution of Joint Patents as directed by the JRDC, and (f) cooperate, consult and share information with respect to the establishment and progress of pre-clinical and clinical trials and filings for Regulatory Approval.

               2.2.2 Each Party shall be solely responsible for the promotion, marketing and sales of New Products (including all Regulatory Approval relating thereto), and all costs associated with the foregoing, in the Hyseq Territory or Kirin Territory, as applicable, and, as directed by the JRDC, the Other Territory. Each Party shall use [***] efforts to promote, market and sell New Products in


CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

the Hyseq Territory and Kirin Territory, as applicable, and, as directed by the JRDC, the Other Territory.

               2.2.3 Each Party shall prepare and maintain detailed records of, and regularly disclose to the JRDC and the other Party, any and all Inventions and other related information created by or for such Party in connection with the R&D Work. Such disclosure shall be made as provided for in the R&D Plan, but in no event less than once per calendar quarter. Without limiting the generality of the foregoing, each Party shall regularly provide the JRDC with information sufficient to enable the JRDC to perform its obligations pursuant to Section 2.1, including, without limitation, reasonably detailed descriptions of the R&D Work performed, the scheduling of ongoing or future R&D Work, resources anticipated to accomplish the R&D Work, and any additional reasonable reporting information required by the JRDC.

        2.3 RIGHT TO NEGOTIATE NEW AGREEMENT. At any time after any Development Candidate approved by the JRDC for Development Work hereunder [***], either Party may request the other Party to discuss alternative approaches and contractual arrangements, to be memorialized in a separate agreement with respect to the development, manufacturing and commercialization of New Products. The other Party shall make appropriate representatives reasonably available to confer with such Party regarding the terms and conditions of such separate agreement for a period of [***], provided that nothing in this Agreement shall be construed to require or obligate such other Party to enter into any such separate agreement.

                                    ARTICLE 3

                               FUNDING; ROYALTIES

        3.1 RESEARCH FUNDING.

               3.1.1 The JRDC shall formulate and approve a budget to cover the FTE contributions of Hyseq, and [***] costs and expenses actually incurred by Hyseq, subject to [***], that are [***], in performance of the Research Work during each Project Year (such approved budget referred to herein as the "RESEARCH FUNDING"). Such [***] costs and expenses include, for example and without limitation, approved outside services, contract manufacturing, contract studies or consulting services, but exclude [***] costs and expenses incurred in performance of the Research Work. Kirin shall be solely responsible for payment of the Research Funding in accordance with Section 3.1.2. Within [***] after the close of each quarter of any Project Year, Hyseq shall submit to Kirin a detailed and accurate invoice, based on Hyseq's actual FTE contributions and the FTE Rate, and any approved [***] expenses incurred, for Research Work conducted by Hyseq during such quarter. Each such invoice shall identify each individual performing Research Work by or on behalf of Hyseq together with a reasonably detailed description of the Research Work performed by such individual, and the time spent (on a monthly basis) by such individual performing such Research Work. Kirin shall not be responsible for expenses incurred in any Project Year by Hyseq with respect to Research Work that was not approved by the JRDC or to the extent that such expenses exceed the budgeted amounts therefor.

               3.1.2 For each Project Year, Kirin shall pay the budgeted Research Funding payments for Research Work conducted by Hyseq during each quarter of the Project Year (based


CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

upon budgeted Research Funding for such quarter of the Project Year as approved by the JRDC) within [***] after receipt of Hyseq's invoice therefor, as submitted pursuant to Section 3.1.1; provided, however, that, upon receipt of such invoice by Kirin, the Parties shall review the amount of expenses submitted by Hyseq in such quarter and, in the event that Hyseq's actual expenses are less than the budgeted Research Funding payment for such quarter, Kirin shall only be required to pay the amount of actual expenses incurred by Hyseq. Kirin shall not be obligated to make any payment to Hyseq hereunder before the initial Project Year Commencement Date.

               3.1.3 As provided under Sections 3.1.1 and 3.1.2, the Research Work for which Kirin shall pay, and the associated Research Funding therefor, for each Project Year shall be approved by the JRDC not later than ninety (90) days prior to the start of each such Project Year. In the event that the Research Funding for any Project Year has not been agreed upon in advance of the start of such Project Year, the Responsible Executives of the Parties shall meet, in person or by conference telephone call, to resolve the matter. Pending such resolution, however, Kirin, at its sole discretion, may elect to fund the FTE contributions of Hyseq for any upcoming Project Year, on a quarterly basis, in amounts sufficient to continue any Research Work (or portions thereof) from the corresponding just-ended Project Year, and Hyseq shall continue to perform such ongoing Research Work (or portions thereof).

               3.1.4 Except as expressly provided in this Section 3.1, Hyseq shall bear all costs and expenses incurred by Hyseq in performance of Research Work under the R&D Plan.

               3.1.5 Upon Kirin's request, the JRDC shall provide to Kirin, on or before October 1 of any calendar year, an estimated budget for all Research Work to be performed by Hyseq during the subsequent calendar year.

        3.2 DEVELOPMENT FUNDING. The JRDC shall agree upon a budget to cover both Parties' FTE contributions in performance of the Development Work during each Project Year (such approved budget referred to herein as the "DEVELOPMENT FUNDING"). The Parties shall share responsibility equally (i.e., on a 50/50 basis) for payment of the Development Funding, based on each Party's actual FTE contributions to the Development Work and the FTE Rate. Within [***] after the close of each quarter of a Project Year, each Party shall submit detailed and accurate reports of its actual FTE contributions at the FTE Rate to the other Party, and the Party reporting lower costs for such quarter shall reimburse the other Party for one-half the difference between each Party's individual costs within [***] after both parties submit their reports, provided that neither Party shall be responsible for expenses incurred in a Project Year by the other Party with respect to Development Work that was not approved by the JRDC or to the extent that such expenses exceed such Party's allocated portion of the budgeted amounts therefor. Unless otherwise provided by the JRDC in writing, any other costs for the R&D Plan (e.g., third-party licenses and costs relating to third-party contractors) shall be borne solely by the Party which incurred such costs.

        3.3 NET SALES ROYALTY.

               3.3.1 Hyseq shall pay Kirin a royalty equal to [***] of Net Sales billed or invoiced by Hyseq or its Affiliates or Sublicensees in the Hyseq Territory.


CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

               3.3.2 Kirin shall pay Hyseq a royalty equal to [***] of Net Sales billed or invoiced by Kirin or its Affiliates or Sublicensees in the Kirin Territory.

        3.4 ROYALTY PAYMENT TERMS.

               3.4.1 All royalty payments due and payable pursuant to Section
3.3 shall be made within [***] after the close of the calendar quarter in which the applicable Net Sales were billed or invoiced. Each payment shall be accompanied by a written statement setting forth in reasonable detail the Net Sales in each country for each New Product, the rates of exchange (if applicable), and the royalty calculation.

               3.4.2 All royalty payments due and payable pursuant to Section
3.3 shall be made in United States Dollars. Each payment shall be made by wire transfer to such financial institutions and account numbers as the other Party may designate in writing. In the event that a Party (or its Affiliates or Sublicensees) sells New Products in foreign currencies other than United States Dollars, the royalties owed shall be calculated by such Party (or its Affiliates or Sublicensees) in the foreign currency (and otherwise in accordance with such Party's or its Affiliates' or Sublicensees' standard accounting procedures) by converting the total amount of each foreign-currency royalty owed for the applicable reporting period to United States Dollars at the exchange rate in the United States (calculated by reference to the "United States Dollar noon buying rates," or its equivalent, as published in the Wall Street Journal) in effect on the last business day of the applicable reporting period.

               3.4.3 Each Party shall keep and maintain accurate books and records to verify the number of units of New Products sold or otherwise disposed of during a reporting period by such Party, its Affiliates and its Sublicensees, and such other information as may be reasonably required to confirm the amounts payable hereunder with respect to such reporting period. Each Party shall preserve such books and records for a period of [***] after the end of the period covered by such books and records, which obligation shall survive for [***] after expiration or termination of this Agreement. Each Party (the "AUDITING PARTY") shall have the right, on [***] advance written notice and not more than [***] in any twelve (12) month period, to have an independent accounting firm reasonably acceptable to the other Party (the "AUDITED PARTY") examine such books, records and accounts of the Audited Party during the Audited Party's normal business hours solely to verify the accuracy of the royalty reports and the amount of payments made by the Audited Party hereunder during the preceding [***] quarterly reporting periods. The accounting firm shall not be paid on a contingency or other basis related to the outcome of the audit, and shall execute a confidentiality agreement with the Audited Party in a form mutually acceptable to the Parties that prohibits the accounting firm from disclosing or using information obtained in connection with the audit other than the disclosure to the Auditing Party of the amount of any underpayment or overpayment. Any such audit shall be conducted during the Audited Party's regular business hours, in such a manner so as not to interfere with the Audited Party's normal business activities, and shall be at the Auditing Party's expense, provided that if such audit reveals an underpayment of more than [***] during any reporting period, the Audited Party shall pay the costs of the audit.

               3.4.4 Any deduction, withholding or similar taxes that a Party is required by statute to withhold with respect to any royalty payment payable hereunder shall be deducted from such payment; provided that the deducting Party shall provide the other Party with a copy of the


CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

certificate or other documentation demonstrating the payment to applicable tax authorities of the deducted, withheld or taxed amount. Late payments shall be subject to interest at a rate equal to [***] per annum or the maximum rate allowed by law, whichever is less.

        3.5 ADDITIONAL TECHNOLOGY.

               3.5.1 During the term of this Agreement, if either Party becomes aware of technology or related intellectual property rights relating to a New Product that is held or otherwise controlled by a Third Party, and such Party believes such technology and/or intellectual property rights are required to make, use, sell, offer for sale or import such New Product ("ADDITIONAL TECHNOLOGY") in any country within the Hyseq Territory, Kirin Territory or Other Territory, as applicable, such Party may present a description of such technology, along with an analysis of the purported need for such technology, to the JRDC. Such Party shall have the burden of proving to the JRDC that the technology qualifies as Additional Technology. Upon the written approval of the JRDC, which approval shall not be unreasonably withheld, such Party shall have the right to deduct one-half of any resulting running royalties paid as consideration for the Additional Technology from the royalty otherwise payable on Net Sales of the applicable New Product in such country (in accordance with Section 3.3)], provided that in no event will such royalty be reduced by more than one-half of the royalty that would be otherwise due but for this Section 3.5.1.

               3.5.2 Notwithstanding anything to the contrary in this Section 3.5, this section shall not limit or otherwise restrict either Party in procuring technology or intellectual property rights.

                                    ARTICLE 4

                               GRANTS OF LICENSES

        4.1 GRANT OF LICENSES BY HYSEQ TO KIRIN.

               4.1.1 Subject to the terms and conditions of this Agreement, Hyseq hereby grants to Kirin and its Affiliates a non-exclusive right and license, without a right to grant sublicenses, under the Hyseq Technology and Hyseq Improvements, as follows: (a) worldwide, solely to conduct Kirin's obligations to perform the R&D Work in accordance with the R&D Plan; (b) in the Kirin Territory to make, use, sell, offer for sale and import New Products in the Kirin Territory; and (c) in the Other Territory to make, use, sell, offer for sale and import New Products in the Other Territory solely as directed by the JRDC pursuant to Article 2.

               4.1.2 Subject to the terms and conditions of this Agreement and upon designation of a Development Candidate by the JRDC, Hyseq grants to Kirin and its Affiliates, on a Development Candidate-by-Development Candidate basis, a worldwide co-exclusive right and license (i.e., exclusive except for Hyseq's retention of all such rights for itself and its Affiliates and its Sublicensees), under all Patent Rights of Hyseq that claim each Development Candidate and are listed on Exhibit D, including without limitation, the Prior Art Inventions, to make, use and import (and to have such rights exercised on its or their behalf) Development Candidates for the limited purpose of conducting the R&D Work in accordance with the R&D Plan, as directed by the JRDC pursuant to Article 2. Kirin and its Affiliates shall have the right to grant sublicenses under the


CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

foregoing license only upon the prior written consent of Hyseq, which shall not be unreasonably withheld or delayed.

               4.1.3 Subject to the terms and conditions of this Agreement , Hyseq grants to Kirin and its Affiliates, on a New Product-by-New Product basis, an exclusive right and license, under all Patent Rights of Hyseq that claim each New Product and are listed on Exhibit D, to make, use, sell, offer for sale and import New Products in the Kirin Territory and, solely as directed by the JRDC pursuant to Article 2, in the Other Territory. Kirin and its Affiliates shall have the right to grant sublicenses under the foregoing license only upon the prior written consent of Hyseq, which shall not be unreasonably withheld or delayed.

        4.2 GRANT OF LICENSES BY KIRIN TO HYSEQ.

               4.2.1 Subject to the terms and conditions of this Agreement, Kirin hereby grants to Hyseq and its Affiliates a non-exclusive right and license, without a right to grant sublicenses, under the Kirin Technology and Kirin Improvements, as follows: (a) worldwide, solely to conduct Hyseq's obligations to perform the R&D Work in accordance with the R&D Plan; (b) in the Hyseq Territory to make, use, sell, offer for sale and import New Products in the Hyseq Territory; and (c) in the Other Territory to make, use, sell, offer for sale and import New Products in the Other Territory solely as directed by the JRDC pursuant to Article 2.

               4.2.2 Subject to the terms and conditions of this Agreement and upon designation of a Development Candidate by the JRDC, Kirin grants to Hyseq and its Affiliates, on a Development Candidate-by-Development Candidate basis, a worldwide co-exclusive right and license (i.e., exclusive except for Kirin's retention of all such rights for itself and its Affiliates and its Sublicensees), under all Patent Rights of Kirin that claim each Development Candidate and are listed on Exhibit D, including without limitation, the Prior Art Inventions, to make, use and import (and to have such rights exercised on its or their behalf) Development Candidates for the limited purpose of conducting the R&D Work in accordance with the R&D Plan, as directed by the JRDC pursuant to Article 2. Hyseq and its Affiliates shall have the right to grant sublicenses under the foregoing license only upon the prior written consent of Kirin, which shall not be unreasonably withheld or delayed.

               4.2.3 Subject to the terms and conditions of this Agreement Kirin grants to Hyseq and its Affiliates, on a New Product-by-New Product basis, an exclusive right and license, under all Patent Rights of Kirin that claim each New Product and are listed on Exhibit D, to make, use, sell, offer for sale and import New Products in the Hyseq Territory and, solely as directed by the JRDC pursuant to Article 2, in the Other Territory. Hyseq and its Affiliates shall have the right to grant sublicenses under the foregoing license only upon the prior written consent of Kirin, which shall not be unreasonably withheld or delayed.

        4.3 NO OTHER RIGHTS. This Agreement confers no right, license or interest by implication, estoppel or otherwise under any patents, patent applications, know-how or other intellectual property rights of either Party except as expressly set forth in this Article 4 and in Articles 5 and 8. Each Party hereby expressly reserves all rights and interests with respect to patents, patent applications, know-how or other intellectual property rights not expressly granted to the other Party hereunder.


CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    ARTICLE 5

                          INTELLECTUAL PROPERTY MATTERS

        5.1 OWNERSHIP OF INTELLECTUAL PROPERTY.

               5.1.1 JOINT INVENTIONS; JOINT PATENTS; OTHER JOINT INVENTIONS. Subject to the provisions of Section 5.1.6, the Parties shall jointly own all Joint Inventions, Joint Patents and Other Joint Inventions. Unless otherwise explicitly provided herein, neither Party shall have any right or obligation of consent, accounting or payment of royalties or other consideration with respect to such Party's commercialization or exploitation of any Joint Invention, Joint Patent or Other Joint Inventions.

               5.1.2 ASSIGNMENT BY HYSEQ. In order to effect the joint ownership provisions of Section 5.1.1, and subject to Section 5.1.6, Hyseq hereby assigns and agrees to assign to Kirin a one-half undivided interest (and thereby retains an equal one-half undivided interest) in, to and under: (a) any Joint Invention or Other Joint Invention made solely by the employees, agents or contractors of Hyseq and its Affiliates; and (b) all Patent Rights claiming such Joint Invention or Other Joint Inventions.

               5.1.3 ASSIGNMENT BY KIRIN. In order to effect the joint ownership provisions of Section 5.1.1, and subject to Section 5.1.6, Kirin hereby assigns and agrees to assign to Hyseq a one-half undivided interest (and thereby retains an equal one-half undivided interest) in, to and under: (a) any Joint Invention or Other Joint Invention made solely by the employees, agents or contractors of Kirin and its Affiliates; and (b) all Patent Rights claiming such Joint Invention or Other Joint Invention.

               5.1.4 HYSEQ TECHNOLOGY; HYSEQ IMPROVEMENT. As between the Parties, subject only to the licenses set forth in Article 4 and Article 8, and the provisions of Section 5.1.6, Hyseq shall (a) retain all right, title and interest in and to the Hyseq Technology, and (b) solely own (i) any Hyseq Improvements (whether or not such Hyseq Improvements are invented, developed or made solely by or with the contribution of the employees, agents or contractors of Kirin) and (ii) all Patent Rights claiming, covering or directed to any such Hyseq Improvements. To the extent necessary to implement the foregoing, Kirin hereby assigns and agrees to assign to Hyseq all of Kirin's right, title and interest in, to and under the Hyseq Improvements.

               5.1.5 KIRIN TECHNOLOGY; KIRIN IMPROVEMENT. As between the Parties, subject only to the licenses set forth in Article 4 and Article 8, and the provisions of Section 5.1.6, Kirin shall (a) retain all right, title and interest in and to the Kirin Technology, and (b) solely own (i) any Kirin Improvements (whether or not such Kirin Improvements are invented, developed or made solely by or with the contribution of the employees, agents or contractors of Hyseq) and (ii) all Patent Rights claiming, covering or directed to any such Kirin Improvements. To the extent necessary to implement the foregoing, Hyseq hereby assigns and agrees to assign to Kirin all of Hyseq's right, title and interest in, to and under the Kirin Improvements.

               5.1.6 PRIOR ART INVENTIONS. Notwithstanding anything in this
Section 5.1 to the contrary, if only one Party or its Affiliates (the "FIRST PARTY") owns subject matter that qualifies as


CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

prior art (as specifically identified in 35 U.S.C. Section 102(e), (f) or (g)) with respect to any Invention conceived, developed or reduced to practice by the employees, agents or contractors of the other Party or its Affiliates (the "SECOND PARTY") or by the Second Party and First Party in the course of performance of the R&D Work or commercialization of a New Product, then the First Party shall own all right, title and interest in, to and under such Invention, and all Patent Rights and other intellectual property rights therein and thereunder, solely in the United States (thereafter, a "PRIOR ART INVENTION"); provided, however, that the rights to such Invention outside of the United States shall be as otherwise set forth in this Agreement and shall be unaffected by this Section 5.1.6, provided further that the Prior Art Invention shall not include Kirin Improvements and Hyseq Improvements. In accordance with the foregoing, if, in the course of making required disclosures of any Invention pursuant to this Agreement, or preparing a United States patent application claiming, covering or directed to any Invention, one Party becomes aware of any subject matter owned by either of the Parties that qualifies as prior art (pursuant to 35 U.S.C. Section 102(e), (f) or (g)) with respect to such Invention, such Party shall provide a detailed written notice thereof to the other Party, and, following the other Party's receipt of such notice, the Parties shall cooperate to execute all instruments required to document the assignment of the Prior Art Invention required by this Section 5.1.6. The Second Party hereby agrees to transfer and assign to the First Party all of its right, title and interest in, to and under any such Prior Art Invention, and all Patent Rights therein, thereto, and thereunder, solely in the United States, provided, however that such Prior Art Invention, and all Patent Rights therein, thereto, and thereunder, outside the United States shall be jointly owned as otherwise set forth in this Agreement and shall be unaffected by this Section 5.1.6. The prosecution and maintenance of any Patent Rights in, to and under any Prior Art Inventions owned by the First Party pursuant to this Section 5.1.6 shall be governed in accordance with the provisions of Section 5.3.

               5.1.7 Each Party shall execute or cause to be executed any assignments or other instruments and documents and provide such other reasonable assistance and cooperation as may be reasonably necessary or appropriate to implement the provisions of this Section 5.1 and the assignments hereunder, including, without limitation, by executing agreements with each Party's employees, agents and contractors sufficient to convey to such Party the rights transferred in this Section 5.1.

        5.2 OWNERSHIP OF APPROVAL APPLICATIONS AND REGULATORY APPROVALS.

               5.2.1 Subject to the rights granted to or owned by Kirin hereunder, including without limitation, the rights owned by Kirin set forth in
Section 5.2.3, Hyseq shall own all right, title and interest in all Approval Applications necessary to obtain Regulatory Approvals for New Products, together with any Regulatory Approvals obtained in connection therewith, filed with or issued by a governmental authority for a country or territory within the Hyseq Territory and, as directed by the JRDC pursuant to Section 2.1.3, the Other Territory. Such Approval Applications, together with any Regulatory Approvals obtained in connection therewith, shall be filed in Hyseq's name and owned by Hyseq.

               5.2.2 Subject to the rights granted to or owned by Hyseq hereunder, including without limitation, the rights owned by Hyseq set forth in
Section 5.2.3, Kirin shall own all right, title and interest in all Approval Applications necessary to obtain Regulatory Approvals required for manufacture, marketing and sale of New Products, together with any Regulatory Approval obtained


CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

in connection therewith, filed with or issued by a governmental authority for a country or territory within the Kirin Territory and, as directed by the JRDC pursuant to Section 2.1.3, the Other Territory. Such Approval Applications, together with any Regulatory Approvals obtained in connection therewith, shall be filed in Kirin's name and owned by Kirin.

               5.2.3 Each Party shall provide to the other Party [***] any new or pending Approval Application. Each Party shall [****], and shall [***] regarding Approval Application strategy. Each Party shall keep the other Party informed of the status of an Approval Application to the extent known by each Party.

        5.3 PROSECUTION AND MAINTENANCE OF SOLELY OWNED PATENTS; ABANDONMENT.

               5.3.1 Each Party shall have the sole right to file, prosecute and maintain such Party's solely owned Patent Rights claiming, covering or directed to a Development Candidate or New Product and shall bear all Patent Costs associated therewith. Such Party (the "PROSECUTING PARTY") shall provide to the other Party an opportunity to review and comment on the nature and text of new or pending worldwide applications for such Patent Rights. The Prosecuting Party shall consider in good faith any comments from the other Party regarding steps that might be taken to strengthen patent protection with respect to any patent within such Patent Rights, and shall conduct discussions with the other Party on a reasonable basis regarding the patent prosecution strategy for such Patent Rights. The Prosecuting Party agrees to keep the other Party informed of the course of patent prosecution or other proceedings relating to such Patent Rights to the extent known by Prosecuting Party.

               5.3.2 Notwithstanding Section 5.3.1, in the event a Prosecuting Party (as defined in Section 5.3.1) elects, on a country-by-country basis, not to file or not to continue to prosecute and thereby abandon an application for a patent, or not to maintain and thereby abandon a patent that it has the first right to file, prosecute or maintain under Section 5.3.1 and that claims, or which is required to make, use, sell, offer for sale or import, a Development Candidate or New Product in such country or jurisdiction, such Party shall notify the other Party not less than sixty (60) days before any relevant deadline, and thereafter such other Party shall have the right to pursue, in such country or jurisdiction, at such other Party's expense and in such other Party's sole discretion, prosecution of such patent application or maintenance of such issued patent, provided that with respect to any patent application or patent licensed to a Party by a Third Party, the other Party shall only have a right to pursue prosecution or maintenance to the extent permitted in the applicable agreement with such Third Party. The other Party shall have the right to deduct any Patent Costs associated with the prosecution or maintenance of such patent application or patent [***].

        5.4 PROSECUTION AND MAINTENANCE OF JOINT PATENTS; ABANDONMENT. The JRDC shall determine and implement a patent strategy with respect to all Joint Inventions and Other Joint Inventions that may be patentable. With respect to all Joint Inventions and Other Joint Inventions for which the JRDC determines patent protection should be sought, the JRDC shall direct, and the Parties shall cooperate in, the preparation, filing and prosecution of Joint Patents, and the Parties shall discuss and agree on the content and form of relevant patent applications and any other relevant matters before such applications are made. Each Party shall consider in good faith any comments from the other regarding steps to strengthen such Joint Patents.


CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

               5.4.1 Unless otherwise directed by the JRDC, Hyseq shall be considered the Lead Party (as further described in Section 5.4.4) for Joint Patents within the Hyseq Territory.

               5.4.2 Unless otherwise directed by the JRDC, Kirin shall be considered the Lead Party (as further described in Section 5.4.4) for Joint Patents within the Kirin Territory.

               5.4.3 The JRDC shall assign either Hyseq or Kirin as the Lead Party (as further described in Section 5.4.4) for Joint Patents within the Other Territory (or any jurisdiction therein).

               5.4.4 Unless otherwise directed by the JRDC, the Lead Party shall have the right to file, prosecute and maintain Joint Patents within the Hyseq Territory, Kirin Territory and/or Other Territory, as applicable, and shall bear all Patent Costs associated therewith. In the event that the Lead Party elects not to prosecute or maintain a patent application or patent with respect to a particular Joint Invention or particular country or jurisdiction, the Lead Party shall provide prompt notice thereof and the other Party may elect to prosecute and maintain such patent application or patent at its sole discretion and expense, and all rights in such patent application or patent shall be assigned to such other Party. Either Party may choose at any time not to continue to pay any such Patent Costs with respect to a particular Joint Patent, and shall thereafter assign all its rights in such Joint Patent to the other Party if the other Party pays all such Patent Costs. Such assignment shall take place in a timely manner to enable the non-assigning Party to meet any external requirement concerning prosecution matters and paying Patent Costs. In the event that a Party elects, at any time, not to participate in the preparation, filing and prosecution of any patent application covering a Joint Invention, such Party shall provide reasonable assistance to the other Party, at the sole expense of such other Party, with respect to any activities reasonably determined by such other Party as necessary to obtain patent protection for such Joint Invention.

        5.5 ENFORCEMENT OF PATENT RIGHTS.

               5.5.1 If any Patent Right within the Joint Patents, or any Patent Right within either Party's solely owned Patent Rights claiming, covering or directed to a Development Candidate or New Product that is subject to Section 5.3, is or might reasonably be infringed by a Third Party through the manufacture, use, sale, offer for sale or importation of any product (an "INFRINGEMENT"), the Party first having knowledge of such infringement shall promptly notify the other Party in writing. Such notice shall set forth the facts of the Infringement in reasonable detail.

               5.5.2 Hyseq shall have the first right, but not an obligation, to institute, prosecute and control, using counsel of Hyseq's choice, any action or proceeding with respect to an Infringement of a patent within the Joint Patents, or its solely owned Patent Rights claiming, covering or directed to a Development Candidate or New Product, in the Hyseq Territory and such Other Territory as directed by the JRDC. If Hyseq initiates any such action or proceeding, Kirin agrees to be joined as a party plaintiff if required by law in order for Hyseq to initiate and prosecute such action or proceeding, and to provide Hyseq, at Hyseq's sole cost and expense, reasonable assistance and authority to initiate and prosecute such action or proceeding. In the event that Hyseq fails to institute an action or proceeding with respect to such Infringement within a period of one-hundred-twenty (120) days after notice of such Infringement, and fails thereafter to prosecute such action or proceeding, Kirin shall have the right, but not the obligation, to institute and/or prosecute and control an action or proceeding in its name with respect to such an Infringement by counsel of


CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Kirin's choice. In the event that Kirin institutes any such action or proceeding, Hyseq agrees to be joined as a party plaintiff if necessary for Kirin to institute and prosecute such action or proceeding, and to give Kirin reasonable assistance and authority to institute and prosecute such action or proceeding.

               5.5.3 Kirin shall have the first right, but not an obligation, to institute, prosecute and control, using counsel of Kirin's choice, any action or proceeding with respect to an Infringement, of a patent within the Joint Patents, or its solely owned Patent Rights claiming, covering or directed to a Development Candidate or New Product, in the Kirin Territory and such Other Territory as directed by the JRDC. If Kirin initiates any such action or proceeding, Hyseq agrees to be joined as a party plaintiff if required by law in order for Kirin to initiate and prosecute such action or proceeding, and to provide Kirin, at Kirin's sole cost and expense, reasonable assistance and authority to initiate and prosecute such action or proceeding. In the event that Kirin fails to institute and an action or proceeding with respect to such Infringement within a period of one-hundred-twenty (120) days after notice of such Infringement, and fails thereafter to prosecute such action or proceeding, Hyseq shall have the right, but not the obligation, to institute and/or prosecute and control an action or proceeding in its name with respect to such an Infringement by counsel of Hyseq's choice. In the event that Hyseq institutes any such action or proceeding, Kirin agrees to be joined as a party plaintiff if necessary for Hyseq to institute and prosecute such action or proceeding, and to give Hyseq reasonable assistance and authority to institute and prosecute such action or proceeding.

               5.5.4 Any recovery obtained by a Party enforcing one or more patents, in accordance with this Section 5.5 (the "ENFORCING PARTY"), whether by judgment, award, decree or settlement, shall be used first to reimburse such Enforcing Party's out-of-pocket costs and expenses incurred in prosecuting such action, then to reimburse the other Party's out-of pocket costs and expenses incurred in connection with such action. Any remainder of the recovery shall be [allocated between the Parties as follows: seventy-five percent (75%) thereof to the Enforcing Party, and twenty-five percent (25%) thereof to the other Party.

        5.6 INFRINGEMENT OF THIRD PARTY RIGHTS.

               5.6.1 In the event that a Third Party alleges that intellectual property rights owned, held or otherwise controlled by such Third Party are being infringed or have been infringed by one or both Parties in connection with the manufacture, use, sale, offer for sale or importation of a Development Candidate or New Product in the Hyseq Territory, Hyseq shall defend or settle, at Hyseq's expense and in Hyseq's sole discretion, any claim in any legal action or proceeding arising from such allegation. The Parties shall consult with each other concerning strategy, approaches and the consequences of approaches that may be taken under this Section 5.6.1. Kirin shall provide all reasonable assistance requested by Hyseq in connection with any such action or proceeding, provided that Hyseq shall reimburse Kirin for out-of-pocket expenses actually incurred by Kirin in providing such assistance.

               5.6.2 In the event that a Third Party alleges that intellectual property rights owned, held or otherwise controlled by such Third Party are being infringed or have been infringed by one or both Parties in connection with the manufacture, use, sale, offer for sale or importation of a Development Candidate or New Product in the Kirin Territory, Kirin shall defend or settle, at


CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Kirin's expense and in Kirin's sole discretion, any claim in any legal action or proceeding arising from such allegation. The Parties shall consult with each other concerning strategy, approaches and the consequences of approaches that may be taken under this Section 5.6.2. Hyseq shall provide all reasonable assistance requested by Kirin in connection with any such action or proceeding, provided however that Kirin shall reimburse Hyseq for out-of-pocket expenses actually incurred by Hyseq in providing such assistance.

               5.6.3 In the event that a Third Party alleges that intellectual property rights owned, held or otherwise controlled by such Third Party are being infringed or have been infringed by one or both Parties in connection with the manufacture, use, sale, offer for sale or importation of a Development Candidate or New Product in the Other Territory, the Parties shall cooperate in the defense or settlement of any claim in any legal action or proceeding arising from such allegation. The Parties shall consult with each other concerning strategy, approaches and the consequences of approaches that may be taken under this Section 5.6.3. Unless otherwise agreed upon by the Parties, the Parties shall provide all reasonable assistance requested to each other in connection with any such action or proceeding. The Parties shall share responsibility equally (i.e., on a 50/50 basis) for the cost and expense of defending or settling such action or proceeding.

        5.7 SETTLEMENT WITH A THIRD PARTY. Except as expressly provided herein, neither Party may settle an action or proceeding under Sections 5.5 or 5.6 with respect to an Infringement without the written consent of the other Party. Such consent shall not be unreasonably withheld, but may be withheld if such settlement would materially and adversely affect the interest of such other Party.

                                    ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES

        6.1 REPRESENTATIONS AND WARRANTIES OF THE PARTIES CONCERNING CORPORATE AUTHORIZATIONS. Each Party represents and warrants to the other Party that:

               (a) Such Party is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization.

               (b) Such Party has the full corporate power and is duly authorized to enter into, execute and deliver this Agreement, and to carry out and otherwise perform its obligations hereunder.

               (c) This Agreement has been duly authorized, executed and delivered by such Party and constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to the availability of particular remedies under general equity principles.

               (d) Such Party's execution, delivery and performance of this Agreement and its compliance with the terms and conditions hereof do not, and will not during the term of this Agreement or any of its surviving provisions conflict, with or result in a breach of any of the terms and conditions of or constitute a default


CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                      under (i) any agreement where such conflict, breach or default would impair in any material respect the ability of it to perform its obligations or grant rights hereunder, (ii) the provisions of its charter document or bylaws, or (iii) any material law, rule, regulation or any order, writ, injunction or decree of any court or governmental authority entered against it or by which any of its property is bound.

               (e) As of the Effective Data, except for those actions, suits and proceedings identified in each Party's publicly available disclosures, including without limitation disclosures required by the securities regulations applicable to each Party, there are no actions, suits or proceedings pending or threatened against it or its Affiliates that may affect its ability to carry out its obligations under this Agreement.

        6.2 RIGHT AND AUTHORITY TO GRANT LICENSES.

               6.2.1 As of the Effective Date, Hyseq represents and warrants to Kirin that it has the right and authority to grant the rights and licenses granted to Kirin and its Affiliates hereunder and is the sole and exclusive owner of, or otherwise has the right to license, all intellectual property and rights therein and thereto licensed to Kirin and its Affiliates hereunder.

               6.2.2 As of the Effective Date, Kirin represents and warrants to Hyseq that it has the right and authority to grant the rights and licenses granted to Hyseq and its Affiliates hereunder and is the sole and exclusive owner of, or otherwise has the right to license, all intellectual property and rights therein and thereto licensed to Hyseq and its Affiliates hereunder.

        6.3 EXCLUSIVITY OF RESEARCH WORK. Unless otherwise agreed upon by the Parties in writing, each Party hereby agrees that it shall not (and shall not permit any of its Affiliates to), directly or indirectly, participate in or contribute to any research, development or commercialization activities to the extent such activities are the subject matter of ongoing Research Work approved by the JRDC under the R&D Plan.

        6.4 NO PATENT VALIDITY WARRANTY. Notwithstanding anything to the contrary herein, nothing in this Agreement shall be deemed or construed as a representation or warranty by either Party that any patent or inventor's certificate within the Patent Rights of such Party is valid and enforceable.

        6.5 DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PARTIES MAKE NO, AND EXPRESSLY DISCLAIM ALL, REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

        6.6 LIMITATION OF LIABILITY. EXCEPT WITH RESPECT TO A BREACH OF EACH PARTY'S OBLIGATIONS PURSUANT TO ARTICLE 7 AND WITH RESPECT TO LIABILITY ARISING UNDER ARTICLE 9, NEITHER PARTY SHALL BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR INDIRECT DAMAGES AS A


CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

RESULT OF ITS BREACH OF THIS AGREEMENT, NO MATTER THE CAUSE OR THEORY OF LIABILITY. THE FOREGOING LIMITATION SHALL APPLY EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED WARRANTY PROVIDED HEREIN.

                                    ARTICLE 7

                                 CONFIDENTIALITY

        7.1 CONFIDENTIALITY; EXCEPTIONS. Except as otherwise provided in this Agreement, the Parties agree that, for the term of this Agreement and [***] thereafter, all non-public, proprietary, or "confidential"-marked invention disclosures, Inventions, know-how, data, and technical, financial and other information of any nature whatsoever, including, without limitation, all discussions and information exchanged or disclosed, in writing or through observation, by one Party (the "DISCLOSING PARTY") to the other Party (the "RECEIVING PARTY") hereunder (collectively, "CONFIDENTIAL INFORMATION") shall be received and maintained by the Receiving Party in strict confidence, shall not be used by the Receiving Party for any purpose other than the purposes expressly permitted by this Agreement or for the purpose of exercising the Receiving Party's rights and obligations under this Agreement, and shall not be disclosed to any Third Party (including, without limitation, in connection with any publications, presentations or other disclosures). Notwithstanding the foregoing, the Receiving Party may, subject to the provisions of this Agreement, disclose the Disclosing Party's Confidential Information to those of its and its Affiliates' or Sublicensees' directors, officers, employees, agents, consultants and clinical investigators that have a need to know such Confidential Information to achieve the purposes of this Agreement, provided that such Receiving Party shall ensure that its and its Affiliates' or Sublicensees' directors, officers, employees, agents, consultants or clinical investigators to whom disclosure is to be made are bound by the obligations of confidentiality and non-disclosure and non-use no less stringent than those set forth herein. Each Party shall promptly notify the other Party in writing upon discovery of any unauthorized use or disclosure of the Confidential Information, and shall describe the facts and circumstances of such use or disclosure. Except to the extent expressly provided for in this Agreement, Confidential Information belongs to and shall remain the property of the Disclosing Party. The provisions of this Article 7 shall not apply to any information which can be shown by contemporaneous written documentation by the Receiving Party:

               7.1.1 To have been known to or in the possession of the Receiving Party prior to the date of its actual receipt from the Disclosing Party;

               7.1.2 To be or to have become readily available to the public other than through any act or omission of the Receiving Party in breach of this Agreement or any other agreement between the Parties;

               7.1.3 To have been disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party which had no obligation not to disclose such information to others; or


CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

               7.1.4 To have been subsequently independently developed by the Receiving Party without use of the Confidential Information as demonstrated by competent written records.

        7.2 AUTHORIZED DISCLOSURE. Notwithstanding anything to the contrary in
Section 7.1 of this Agreement, each Party shall have the right to disclose Confidential Information hereunder solely to the extent such disclosure is reasonably necessary in connection with submissions to any governmental authority for the purposes of this Agreement or in filing or prosecuting patent applications contemplated under this Agreement, [***] solely to the extent required by law, complying with Applicable Laws, conducting R&D Work for the purposes expressly permitted by this Agreement, or complying with applicable securities laws and regulations; provided, however, that in the event of any such anticipated disclosure of the Disclosing Party's Confidential Information by the Receiving Party, the Receiving Party shall, except where impracticable, give reasonable advance notice to the Disclosing Party of such disclosure requirement (so that the Disclosing Party may seek a protective order and/or other appropriate remedy or waive compliance with the confidentiality provisions of this Article 7) and shall use its [***] efforts to secure confidential treatment of such Confidential Information required to be disclosed.

        7.3 RETURN OF CONFIDENTIAL INFORMATION. The Receiving Party shall keep Confidential Information belonging to the Disclosing Party in appropriately secure locations. Upon the termination of this Agreement, any and all Confidential Information possessed in tangible form by a Receiving Party, its Affiliates or Sublicensees or its or any of their officers, directors, employees, agents, consultants or clinical investigators and belonging to the Disclosing Party, shall, upon written request, be immediately returned to the Disclosing Party (or destroyed if so requested) and not retained by the Receiving Party, its Affiliates or Sublicensees or any of their officers, directors, employees, agents, consultants or clinical investigators, provided that, in the event any rights or licenses survive the termination of this Agreement pursuant to Article 8, each Party shall be entitled to retain any Confidential Information of the other Party that is reasonably required to exercise such rights and licenses for so long as such rights and licenses survive. Notwithstanding the foregoing, each Party may retain one (1) copy of any Confidential Information in an appropriately secure location for record-keeping purposes.

                                    ARTICLE 8

                        TERM, TERMINATION AND ABANDONMENT

        8.1 TERM OF AGREEMENT. The term of this Agreement shall commence on the Effective Date and continue for three (3) years after the Effective Date (the "Term"), unless sooner terminated in accordance with this Article 8. Notwithstanding the foregoing, if the JRDC fails to approve the initial R&D Plan within one hundred eighty (180) days after the Effective Date, either Party may terminate this Agreement at any time, effective upon delivery of notice thereof.

        8.2 TERMINATION FOR CAUSE.

               8.2.2 If either Party commits a material breach of this Agreement at any time, which breach is not cured within ninety (90) days after written notice from the non-breaching Party specifying the breach, the non-breaching Party shall have the right to terminate this Agreement by written notice. The Parties acknowledge and agree that failure to exercise any right or option, or to


CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

take any action expressly within the discretion of a Party, shall not be deemed to be a material breach by the Party with such right, option or discretion.

               8.2.3 Each Party shall have the right to terminate this Agreement if there is a Change of Control of the other Party.

        8.3 TERMINATION FOR INSOLVENCY. Either Party may terminate this Agreement upon written notice to the other Party on or after the occurrence of any of the following events: (a) the appointment of a trustee, receiver or custodian for all or substantially all of the property of the other Party, or for any lesser portion of such property, if the result materially and adversely affects the ability of the other Party to fulfill its obligations hereunder, which appointment is not dismissed within sixty (60) days, (b) the determination by a court or tribunal of competent jurisdiction that the other Party is insolvent such that such other Party's liabilities exceed the fair market value of its assets, (c) the filing of a petition for relief in bankruptcy by the other Party on its own behalf, or the filing of any such petition against the other Party if the proceeding is not dismissed or withdrawn within sixty (60) days thereafter, (d) an assignment by the other Party for the benefit of creditors, or (e) the dissolution or liquidation of, or cessation of business in the ordinary course by, the other Party.

        8.4 EFFECT OF TERMINATION; SURVIVAL.

               8.4.1 Upon termination or expiration of this Agreement, all of the Parties' rights and obligations hereunder shall terminate, except as provided in this Article 8.

               8.4.2 Except as provided in Section 8.4.3, upon termination or expiration of this Agreement, if one or more New Products exists, then, for so long as such one or both Parties or its Affiliates (or their Sublicensees) continues to market and sell such New Products the following Sections shall survive in addition to those set forth in Section 8.5: (a) Sections 2.2.2, 3.3, 3.4, 3.5, 4.1.1(b), 4.2.1(b), 4.1.3, 4.2.3, 6.1 and 6.2 shall remain in effect until the earlier of (i) the last to expire of the Patent Rights claiming, covering or directed to such New Products or (ii) the termination for cause, pursuant to Section 8.2, of such surviving rights and obligations by either Party; and (b) Sections 2.1.2, 2.1.3 and 2.1.4 shall survive solely to the extent and for so long as necessary for the JRDC (or any approved subcommittee thereof) to oversee the Parties' development and commercialization activities with respect to one or more New Products.

               8.4.3 In the event a Party terminates this Agreement pursuant to
Section 8.2 or Section 8.3, (a) all licenses and rights granted to the other Party pursuant to Article 4 shall terminate, and (b) the terminating Party shall have an exclusive option to acquire (i) a worldwide, non-exclusive right and license, without a right to grant sublicenses, under Hyseq Technology and Hyseq Improvements or Kirin Technology and Kirin Improvements, as applicable, to conduct research and development of Development Candidates and to make, have made, use, sell, offer for sale and import any products resulting therefrom, and
(ii) a worldwide, royalty-bearing, exclusive right and license under all Patent Rights of the other Party claiming, covering or directed to Development Candidates, with a right to grant sublicenses, to make, use and evaluate such Development Candidates and to make, have made, use, sell, offer for sale and import any products resulting from such Development Candidates. The Party entitled to exercise the foregoing option may do so only by providing written notification thereof to the other Party at any time within a one


CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

hundred eighty (180) day period commencing on the date of the other Party's written notice of termination of this Agreement. Upon the exercise of the foregoing option, the Parties shall negotiate in good faith to establish promptly a separate agreement formalizing the specific terms and conditions of the foregoing license on commercially reasonable terms.

        8.5 SURVIVAL. Articles 1, 5, 7 (to the extent provided therein), 9, 10 and 11 and Sections 4.1.1(c) (to the extent limited by, if at all, Sections 8.4.3, 8.7.1, 8.7.2 and 8.7.3), 4.2.1(c) (to extent limited by, if at all,
Sections 8.4.3, 8.7.1, 8.7.2 and 8.7.3), 4.3, 5.1.6, 6.4, 6.5, 6.6, 8.4, 8.5 and
8.6 shall survive any termination or expiration of this Agreement.

        8.6 ACCRUED RIGHTS. Termination or expiration of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either Party prior to such termination or expiration, including damages arising from any breach under this Agreement. Such termination or expiration shall not relieve either Party from obligations which are expressly indicated to survive termination or expiration of this Agreement.

        8.7 ABANDONMENT OF R&D WORK OR NEW PRODUCTS.

               8.7.1 Either Party shall have the right, upon not less than ninety (90) days prior written notice to the other Party, to elect to abandon all of the R&D Work with respect to one or more Development Candidates. In the event a Party so elects to abandon its obligations with respect to any Development Candidate, or if a Party fails to perform its obligations under Sections 2.2.1 or 2.2.2 for a period of one hundred eighty (180) continuous days, then (a) all licenses and rights granted to the abandoning Party pursuant to Sections 4.1.1, 4.1.2 and 4.1.3 or Sections 4.2.1, 4.2.2 and 4.2.3, as
applicable, with respect to such Development Candidate shall terminate, and (b) the other Party shall have an exclusive option to acquire (i) a worldwide, non-exclusive right and license, without a right to grant sublicenses, under Hyseq Technology and Hyseq Improvements or Kirin Technology and Kirin Improvements, as applicable, to conduct research and development of such Development Candidate and to make, have made, use, sell, offer for sale and import any products resulting therefrom, and (ii) a worldwide, royalty-bearing, exclusive right and license under all Patent Rights of the abandoning Party claiming, covering or directed to such Development Candidate, with a right to grant sublicenses, to make, use and evaluate such Development Candidate and to make, have made, use, sell, offer for sale and import any products resulting from such Development Candidate. The Party entitled to exercise the foregoing option may do so only by providing written notification thereof to the other Party at any time within a one hundred eighty (180) day period commencing on the date of the other Party's written notice of abandonment of such Development Candidate, after which such option shall expire. Upon the exercise of the foregoing option, the Parties shall negotiate in good faith to establish promptly a separate agreement formalizing the specific terms and conditions of the foregoing license on commercially reasonable terms.

               8.7.2 Either Party shall have the right, upon not less than ninety (90) days prior written notice to the other Party, to elect to abandon substantially all efforts to promote, market and sell one or more New Products in the Hyseq Territory, Kirin Territory or Other Territory, as applicable (or within any jurisdiction therein). In the event a Party so elects to abandon its obligations with respect to any New Product, or if a Party fails to perform its obligations under Section 2.2.2 for a period of one hundred eighty (180) continuous days, (a) all licenses and rights


CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

granted to the abandoning Party pursuant to Sections 4.1.1, 4.1.2 and 4.1.3 or
Section 4.2.1, 4.2.2 and 4.2.3, as applicable, with respect to such New Product shall terminate, and (b) the other Party shall have an exclusive option to acquire (i) a worldwide, non-exclusive right and license, without a right to grant sublicenses, under Hyseq Technology and Hyseq Improvements or Kirin Technology and Kirin Improvements, as applicable, to make, have made, use, sell, offer for sale and import such New Product and (ii) a worldwide, royalty-bearing, exclusive right and license under all Patent Rights of the abandoning Party claiming, covering or directed to such New Product, with a right to grant sublicenses, to make, have made, use, sell, offer for sale and import such New Product. The Party entitled to exercise the foregoing option may do so only by providing written notification thereof to the other Party at any time within a one hundred eighty (180) day period commencing on the date of the other Party's written notice of abandonment of such New Product, after which such option shall expire. Upon the exercise of the foregoing option, the Parties shall negotiate in good faith to establish promptly a separate agreement formalizing the specific terms and conditions of the foregoing license on commercially reasonable terms.

               8.7.3 In the event that the JRDC fails to approve all Development Work with respect to a Development Candidate (which had previously been the subject of Research Work, and became a Development Candidate pursuant to Section 2.1.3(j) and for which Development Work has not been conducted), and such failure is the consequence of one (1) Party's failure to vote in favor of such Development Work, then: (a) all licenses and rights granted to each Party pursuant to Section 4.1, 4.2 or 4.3, as applicable, with respect to such Development Candidate shall terminate, and (b) the other Party shall have an exclusive option to acquire (i) a worldwide, non-exclusive right and license, without a right to grant sublicenses, under Hyseq Technology, or Hyseq's interests in Patent Rights and other intellectual property rights covering Hyseq Improvements and/or Prior Art Inventions, or Kirin Technology, or Kirin's interests in Patent Rights and other intellectual property covering Kirin Improvements or Prior Art Inventions, to conduct research and development of such Development Candidate and to make, have made, use, sell, offer for sale and import any products resulting therefrom, and (ii) a worldwide, royalty-bearing, exclusive right and license under all Patent Rights or other intellectual property rights of Hyseq or Kirin, as applicable, covering Joint Inventions, with a right to grant sublicenses, to make, use and evaluate such Development Candidate and to make, have made, use, sell, offer for sale and import any products resulting from such Development Candidate. To exercise the foregoing option, the Party with such option shall provide written notification thereof to the other Party at any time within a one hundred eighty (180) day period commencing on the date of the other Party's most recent failure to approve such Development Candidate for Development Work, after which time period such option shall expire. Upon the exercise of the foregoing option, the Parties shall negotiate in good faith to establish promptly a separate agreement formalizing the specific terms and conditions of the foregoing license on commercially reasonable terms.

                                    ARTICLE 9

                                 INDEMNIFICATION

        9.1 INDEMNIFICATION BY HYSEQ. Hyseq shall defend and indemnify Kirin and its Affiliates, and its and their respective directors, officers, employees and agents (collectively, the "KIRIN INDEMNIFIED PARTIES"), against all claims, damages, liabilities, losses, costs and expenses arising out of any suit, action or proceeding brought against any Kirin Indemnified Party by a Third Party


CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(collectively, "KIRIN CLAIMS") if and to the extent arising from (a) a breach by Hyseq of any of its representations and warranties set forth in Sections 6.1 or 6.2, or (b) any gross negligence or willful acts or omissions of Hyseq or any of its employees or agents in connection with the performance of any responsibilities to be performed by Hyseq under this Agreement, including without limitation the R&D Work, or (c) the manufacture, use or sale of a Development Candidate or New Product by Hyseq or its Affiliates or Sublicensees, or (d) any tax, interest, penalty or associated expense owed by Hyseq or its Affiliates or imposed on or related to any amounts received by Hyseq or its Affiliates, except in each case to the extent any such Kirin Claim is subject to indemnification by Kirin pursuant to Section 9.2.

        9.2 INDEMNIFICATION BY KIRIN. Kirin shall defend and indemnify Hyseq and its Affiliates, and its and their respective directors, officers, employees and agents (collectively, the "HYSEQ INDEMNIFIED PARTIES"), against all claims, damages, liabilities, losses, costs and expenses arising out of any suit, action or proceeding brought against any Hyseq Indemnified Party by a Third Party (collectively, "HYSEQ CLAIMS") if and to the extent arising from (a) a breach by Kirin of any of its representations and warranties set forth in Sections 6.1 or 6.2, or (b) any gross negligence or willful acts or omissions of Kirin or its employees or agents in connection with the performance of any responsibilities to be performed by Kirin under this Agreement, including without limitation the R&D Work, or (c) the manufacture, use or sale of a Development Candidate or New Product by Kirin or its Affiliates or Sublicensees, or (d) any tax, interest, penalty or associated expense owed by Kirin or its Affiliates or imposed on or related to any amounts received by Kirin or its Affiliates, except in each case to the extent any such Hyseq Claim is subject to indemnification by Hyseq pursuant to Section 9.1.

        9.3 PROCEDURE. Any Kirin Indemnified Party or Hyseq Indemnified Party (each, an "INDEMNIFIED PARTY") shall give prompt written notice to the other Party (the "INDEMNIFYING PARTY") of any Kirin Claim or Hyseq Claim, as applicable, with respect to which indemnification may be required under this
Article 9, provided that failure to give such notice shall not impair the obligation of the Indemnifying Party to provide indemnification hereunder except if and to the extent that failure materially impairs the ability of the Indemnifying Party successfully to defend such claim. The Indemnifying Party shall be entitled to assume the defense and control of any Kirin Claim or Hyseq Claim, as applicable, at its own cost and expense, provided that the Indemnified Party shall have the right to be represented by its own counsel at its own cost in such matters. The Indemnified Party shall provide all reasonable assistance to the Indemnifying Party, at the Indemnifying Party's expense, in connection with the defense of any claim hereunder. In the event the Indemnifying Party declines to assume control of any Kirin Claim or Hyseq Claim, as applicable, the Indemnified Party may assume such control the defense and settlement of such claim at the sole cost and expense of the Indemnifying Party. The Indemnifying Party shall not settle or dispose of any Kirin Claim or Hyseq Claim, as applicable, in any manner which would adversely impact the rights or interests of the Indemnified Party without its prior written consent.

                                   ARTICLE 10

                        GOVERNING LAW; DISPUTE RESOLUTION


CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        10.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California, without reference to or application of its conflicts of laws rules or principles.

        10.2 DISPUTE RESOLUTION. The Parties are unable to resolve informally any dispute arising out of or relating to this Agreement ("Dispute"), either Hyseq or Kirin, by written notice to the other, may have such Dispute referred to their respective executive officers designated for attempted resolution by good faith negotiations (each, a "Responsible Executive").

               FOR KIRIN:                   President of Pharmaceutical Division

               FOR HYSEQ:                   Chairman

        Any such Dispute shall be submitted to the Responsible Executives no later than thirty (30) days following such request by either Hyseq or Kirin. All negotiations pursuant to this Section 10.2 shall be treated as confidential compromise and settlement negotiations. Nothing said or disclosed, nor any document produced, in the course of such negotiations which is not otherwise independently discoverable shall be disclosed to any Third Party nor offered or received as evidence or used for impeachment or for any other purpose in any current or future arbitration or litigation.

        10.3 ARBITRATION. In the event the Parties are not able to resolve a Dispute within sixty (60) days after submission of the dispute to the Responsible Executives pursuant to Section 10.2, such Dispute shall be settled by arbitration; provided, however, that claims for injunctions and other equitable relief shall be submitted to a court of competent jurisdiction; and provided further that actions relating to the infringement, validity or enforceability of any intellectual property right, including without limitation a Patent Right, of either Party shall be submitted to a court of competent jurisdiction in the country or territory in which such intellectual property right exists or issued. In the case of Hyseq as the claimant in such arbitration, such arbitration shall be held in Tokyo, Japan in accordance with the Commercial Arbitration Rules of the Japan Commercial Arbitration Association. In the case of Kirin as the claimant in such arbitration, such arbitration shall be held in San Francisco, U.S.A., in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by such arbitration may be entered in any court having jurisdiction over the party against which such award was rendered. Such arbitration shall be conducted in the English language. The arbitrators shall include one nominee of Hyseq and one nominee of Kirin and a third person selected by said nominees. The Parties agree that any arbitration panel shall include members knowledgeable as to evaluation of biopharmaceutical technology. The prevailing Party shall be entitled to reasonable attorneys' fees and costs to be fixed by the arbitrators.

        10.4 EXCLUSIVE DISPUTE RESOLUTION PROCEDURES. The Parties agree that the procedures set forth in this Article 10 shall be the exclusive means of resolving any and all Disputes between the Parties.

                                   ARTICLE 11

                                  MISCELLANEOUS


CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        11.1 ASSIGNMENT.

               11.1.1 Neither Party may assign or otherwise transfer its rights or obligations under this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld, except that a Party may assign or otherwise transfer its rights or obligations in whole or in part without such consent, upon thirty (30) days prior written notice to the other Party, (a) to an Affiliate of such Party, provided that no such assignment shall relieve any Party as the primary obligor hereunder, or (b) to a Third Party in connection with the merger, consolidation, or sale of substantially all of the assets of the assigning Party, or reorganization affecting substantially all of the assets or voting control of the assigning Party, with respect to the subject matter of this Agreement.

               11.1.2 This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Agreement shall be void.

        11.2 FORCE MAJEURE. Neither Party shall lose any rights hereunder or be liable to the other Party for damages or losses on account of failure of performance by the defaulting Party to the extent the failure is occasioned by government action, war, fire, explosion, flood, strike, lockout, embargo, act of God, or any other similar cause beyond the control of the defaulting Party, provided that the Party claiming force majeure shall promptly notify the other Party in writing setting forth the nature of such force majeure, shall use its best efforts to eliminate, remedy or overcome such force majeure and shall resume performance of its obligations hereunder as soon as reasonably practicable after such force majeure ceases. Except as provided in the previous sentence, if any force majeure continues for more than one hundred eighty (180) days, the other Party may terminate this Agreement in part, on a country-by-country basis, or in whole, if all countries are affected, upon written notice to the affected Party.

        11.3 FURTHER ACTIONS. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary in order to carry out the express provisions of this Agreement.

        11.4 GOVERNMENTAL APPROVALS; COMPLIANCE WITH LAW. Parties shall make all filings with governmental authorities as shall be required by Applicable Laws in connection with this Agreement and the activities contemplated hereunder or thereunder. In fulfilling its obligations under this Agreement each Party agrees to comply in all material respects with all Applicable Laws.

        11.5 PUBLIC ANNOUNCEMENT. No announcement, news release, public statement, publication or presentation relating to the existence of this Agreement, or the terms hereof, shall be made without the other Party's prior written approval; provided, however, that, subject to the provisions of Section 7.2, each Party shall have the right to make such disclosures as are required by applicable law, including without limitation the securities regulations applicable to each Party. Each Party agrees that it shall not publish or present the results of the R&D Work (including any and all Inventions resulting therefrom) carried out pursuant to this Agreement without the opportunity for prior review by the other Party. Each Party shall provide the other Party an opportunity to review any proposed abstract, manuscript or presentation (including information to be presented orally) at least [***] prior to its intended submission for publication, and each Party


CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

agrees, upon written request from the other Party, not to submit such abstract or manuscript to any publication, or to deliver such presentation, until the other Party has had a reasonable opportunity and amount of time to review such publication or presentation for its Confidential Information and to either: (i) secure patent protection for any material in such publication or presentation that it believes is patentable; or (ii) redact from the proposed abstract or manuscript the Confidential Information of such reviewing Party, which redacted material shall not be disclosed to any Third Party.

        11.6 NOTICES. All notices required or permitted to be given under this Agreement shall be deemed given if delivered personally or by facsimile transmission receipt verified, mailed by registered or certified mail return receipt requested, postage prepaid, or sent by express courier service, to the Parties at the following addresses, or at such other address for a Party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof.

           IF TO HYSEQ:                 HYSEQ, INC.
                                        670 Almanor Avenue
                                        Sunnyvale, California  94085
                                        Attention: Legal Department
                                        Telephone: 408-524-8100
                                        Facsimile: 408-524-8145

           IF TO KIRIN:                 KIRIN BREWERY COMPANY, LTD.
                                        26-1, Jingumae 6-chome
                                        Shibuya-ku
                                        Tokyo 150-8011, Japan
                                        Attention: Licensing Department
                                        Telephone: 81-3-5485-6206
                                        Facsimile: 81-3-5485-6765

        The date of receipt of any notice given under this Agreement shall be deemed to be the date given if delivered personally or by facsimile transmission receipt verified, seven (7) days after the date mailed if mailed by registered or certified mail return receipt requested, postage prepaid, and two (2) days after the date sent if sent by express courier service.

        11.7 WAIVER. No failure of either Party to exercise and no delay in exercising any right, power or remedy in connection with this Agreement (each, a "RIGHT") shall operate as a waiver thereof, nor shall any single or partial exercise of any Right preclude any other or further exercise of such Right or the exercise of any other Right. To be effective, the waiver of any Right must be set forth in a writing signed by both Parties.

        11.8 DISCLAIMER OF AGENCY. The relationship between the Parties established by this Agreement is that of independent contractors, and nothing contained herein shall be construed to (a) give either Party the power to direct or control the day-to-day activities of the other, (b) constitute the Parties as the legal representative or agent of the other Party or as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or (c) allow either Party to bind the other Party or to create or assume any liability or obligation of any kind,



CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

express or implied, against or in the name of or on behalf of the other Party for any purpose whatsoever, except as expressly set forth in this Agreement.

        11.9 SEVERABILITY. If any term, covenant or condition of this Agreement or the application thereof to any Party or circumstance shall, to any extent, be held to be invalid or unenforceable by a court or administrative agency of competent jurisdiction, then (a) the remainder of this Agreement, or the application of such term, covenant or condition to any Party or circumstance other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of such documents shall be valid and be enforced to the fullest extent permitted by law, and (b) the Parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of such documents or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

        11.10 NATURE OF AGREEMENT. The rights and licenses granted under this Agreement are, for purposes of Section 365(n) of the U.S. Bankruptcy Code (the "BANKRUPTCY CODE"), licenses of "intellectual property" within the scope of
Section 101 of the Bankruptcy Code. The Parties agree that each Party, as a licensee of such rights and licenses, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy or insolvency proceeding by or against a Party, the other Party shall be entitled to a complete duplicate of (and complete access to) any such intellectual property and embodiments thereof. If not already in the other Party's possession, such other Party shall have the right to immediate delivery of such intellectual property and embodiments upon written request.

        11.11 ENTIRE AGREEMENT. 11.11.1 Except for the rights and obligations that survive the expiration of the certain Collaboration and License Agreement, dated as of November 10, 1998, between the Parties, this Agreement and Exhibits hereto set forth all covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersedes and terminates all prior and contemporaneous agreements and understandings between the Parties. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as set forth herein or therein. No subsequent alteration, amendment, change or addition to this Agreement and Exhibits hereto shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

        11.12 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed on the date below written.

     HYSEQ, INC.                                KIRIN BREWERY
                                                COMPANY, LTD.

     By     /s/  Ted Love                       By     /s/ Katsuhiko Asano
       --------------------------------           ------------------------------

     Typed Name         Ted Love                Typed Name   Katsuhiko Asano
                -----------------------                   ----------------------

     Title   Chief Executive Officer             Title  President, Pharm. Div.
          -----------------------------              ---------------------------

     Date   8/16/01                             Date   8/28/01
         ------------------------------             ----------------------------



CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    EXHIBIT A

                                 HYSEQ TERRITORY

    Anguilla
    Antigua and Barbuda
    Aruba
    Bahamas
    Barbados
    Belize
    Bermuda
    Bonaire
    British Virgin Islands
    Canada
    Cayman Islands
    Costa Rica
    Curacao
    Dominica
    Dominican Republic
    El Salvador
    Grenada
    Guadeloupe
    Guatemala
    Haiti
    Honduras
    Jamaica
    Martinique
    Mexico
    Montserrat
    Nicaragua
    Panama
    Puerto Rico
    Saint Kitts and Nevis
    Saint Lucia
    Saint Vincent and the Grenadines
    Trinidad and Tobago
    U.S. Virgin Islands
    United States



CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    EXHIBIT B

                                 KIRIN TERRITORY

    Afghanistan
    Australia
    Bahrain
    Bangladesh
    Brunei
    Cambodia
    India
    Indonesia
    Iran
    Iraq
    Israel
    Japan
    Jordan
    Kuwait
    Laos
    Lebanon
    Malaysia
    Mongolia
    Myanmar
    Nepal
    New Zealand
    North Korea
    Oman
    Pakistan
    Peoples Republic of China (including  Hong Kong and Macao)
    Philippines
    Saudi Arabia
    Singapore
    South Korea
    South Yemen
    Sri Lanka
    Syria
    Taiwan
    Thailand
    Turkey
    United Arab Emirates
    Vietnam
    Yemen



CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    EXHIBIT C

                       SUBJECT MATTER FOR INITIAL R&D PLAN



CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Kirin/Hyseq

Workplan/Timeline/Budget


Based upon our existing contract and subsequent discussions, we would like to propose the following workplan and timelines for the first project year. During the course of this collaboration, Subcommittees will be formed to provide specific guidance to the research proposals, to analyze and digest the resulting data and to provide reports and recommendations to the JRDC. The initial phases of [***] are relatively predictable in terms of resource planning, but later stage [***] will be guided by the observed results. Therefore, rough estimates of the costs associated with [***] are included, however, it would be appropriate for the JRDC to more fully define and approve these activities in the second half of the project year. The budget breakdown is based on the FTE rate for Hyseq research staff, including standard research expenses, as indicated in the contract (Section 3.1.1).

Workplan: [***]


A. [***].
        The JRDC will develop a Subcomittee that will consist of [***]. The Subcomittee will have the following initial responsibilities.

    i) Develop a [***] that will allow each member to review the pertinent data on [***]. At present, the [***] will be used and will be loaded with genes that [***].
    ii) Nominate genes based on [***]. Genes can be nominated by any Subcomittee member and a short summary statement or report should accompany the nomination. The summary report should include direct reference to the salient features of the gene, such as its [***].
    iii) Approve nominated genes as [***]. The Subcommittee will define it's own mechanism for approval (prioritized list, consensus or unanimous vote). A short report summary for approved genes will be forwarded to the JRDC for final review and approval.

B. [***]

        Genes that have been approved by the JRDC will be set up for [***]. For those genes that are [***] will also be generated. An initial assessment of the expression of this tagged version of the gene will be [***] or other appropriate methods.
        Intially, approved genes will be [***]. During the initial phases of the study, Hyseq will also attempt to generate a [***]. This [***] will be assessed in the K.I. model to judge whether its expression [***]. The Subcomittee will review the results and then decide whether to proceed with the use of a [***].

C. [***]



CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        Upon approval [***] of a gene, the two parties will agree [***]. This could include [***]. The intent would be to have a [***].

D. [***]

        Upon receipt of the appropriate [***]. Correctly targeted [***].

E. [***].
        Assessments based on [***] as indicated in documentation provided to the JRDC [***]. Data files generated from these assessments will be made available to the Subcommittee and JRDC. Additional assistance in [***].

        Additional assessment of [***]. These may include [***]. In the second half of the first project year, [***]. The Subcommittee and JRDC will be responsible for developing an [***].

F. [***].
        In addition to the quarterly status reports generated by [***]. These should be generated [***]. These reports will be [***].



CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Project Timelines

November 1, 2001: [***]

December 1, 2001: [***]

Jan. 15, 2001: [***].


January 15, 2002: [***].


March 1, 2002: [***].


March 1, 2002: [***]


July 1, 2002: [***].



CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    EXHIBIT D

                                  PATENT RIGHTS

                THAT CLAIM A DEVELOPMENT CANDIDATE OR NEW PRODUCT



CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.